UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2011
HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-51582 (Commission File Number)	56-2542838 (I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas (Address of principal executive offices)		77046 (Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
     On February 11, 2011, Hercules Offshore, Inc. (the “Company”) and its wholly owned subsidiary, SD Drilling LLC (collectively with the Company, “Purchasers”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Seahawk Drilling, Inc. (“Seahawk”) and certain of its subsidiaries (collectively with Seahawk, “Sellers”), pursuant to which Sellers agreed to sell to Purchasers, and Purchasers agreed to acquire from Sellers, all 20 of Sellers’ jackup rigs and related assets, accounts receivable and cash and certain liabilities of Sellers in a transaction pursuant to Section 363 of the U.S. Bankruptcy Code. In connection with the Asset Purchase Agreement, Sellers have filed voluntary Chapter 11 petitions before the U.S. Bankruptcy Court for the Southern District of Texas, Corpus Christi Division.
     The purchase consideration is One Hundred Million Dollars ($100,000,000.00) (the “Consideration”), preliminarily consisting of $25,000,012 in cash plus 22,321,425 shares of common stock, par value $0.01 per share, of the Company (the “Stock Consideration”), subject to adjustment as described below. The Stock Consideration is valued for purposes of the Consideration at $3.36 per share, the Nasdaq closing price on January 27, 2011. The cash consideration is subject to increase at the request of Sellers up to an additional $20,000,000, if required for the purpose of paying Sellers’ debt, and if the cash consideration is increased, the number of shares comprising the Stock Consideration shall be reduced by an amount equal to such increase, divided by $3.36. In addition, the Consideration is subject to certain other adjustments, including a working capital adjustment.
     The Asset Purchase Agreement contains representations, warranties and covenants, including but not limited to a covenant by Seahawk to operate the business in the ordinary course of business pending the closing of the sale to Purchasers. It also requires the satisfaction by both Purchasers and Sellers of certain closing conditions, including as required under the Hart-Scott-Rodino Act, all as specified in the Asset Purchase Agreement. The Asset Purchase Agreement includes non-solicitation provisions applicable to Sellers, and may be terminated by Purchasers under a number of circumstances, including any breach of the non-solicitation provisions or failure to obtain certain bankruptcy court orders by specified dates. Additionally, both Purchasers and Sellers have the right to terminate the Asset Purchase Agreement if the sale transaction has not been consummated prior to August 15, 2011.
     The Board of Directors of the Company has approved the transaction. Closing of the transaction is subject to bankruptcy court approval, Hercules Offshore lender approval, as well as regulatory approvals and other customary conditions. Assuming such conditions are achieved, we anticipate closing of this transaction to occur during the second quarter of 2011.
     The foregoing summary of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement. The Asset Purchase Agreement will be filed to provide investors with information regarding its terms and is not intended to provide any other factual information about the Purchasers or the Sellers. Certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between the Company and Seahawk, rather than establishing matters of fact, and information covered by the representations and warranties may change after the date of the Agreement. Accordingly, the representations and warranties in the Asset Purchase Agreement should not be relied on to establish the actual state of facts about the Purchasers or the Sellers.
Forward-Looking Statements
The information and statements made in this Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning the consummation of the transaction and conditions to closing, as well as costs, synergies, benefits, timing and approvals expected with respect to the transaction. Such statements are subject to a number of risks, uncertainties and assumptions associated with the transaction including, but not limited to, approvals of the bankruptcy court, regulatory authorities and other third parties, market conditions, the integration of the companies’ businesses, company performance, satisfaction of closing conditions, delays and costs related to the transaction, and other factors described in the Company’s annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

ITEM 2.06	MATERIAL IMPAIRMENTS
     The Company expects its fourth quarter 2010 results to include a non-cash asset impairment charge related to certain of its cold-stacked Domestic Offshore rigs, the Hercules 156, which is included in its International Offshore segment, and several cold-stacked Delta Towing assets. This impairment charge is based on current estimates and is subject to change. A breakdown of the current impairment estimate range by segment and in total is as follows:

(in millions)	Impairment
	Range Estimate
	Low	High
Domestic Offshore	$83.0	$88.0
International Offshore	38.0	39.0
Delta Towing	2.0	3.0

	$123.0	$130.0

     This charge, on an after tax basis, is expected to range between $80 million and $85 million, or between $0.70 and $0.74 per diluted share. This impairment charge is due primarily to reactivation costs on certain of our cold-stacked assets that are economically prohibitive based on current and forecasted near-term dayrates and utilization levels and the sustained lack of visibility in the issuance of offshore drilling permits in the U.S. Gulf of Mexico.
     This charge is non-cash and is excluded from our Maximum Total Leverage Ratio and Minimum Consolidated Fixed Charge Coverage Ratio for debt covenant compliance purposes (as defined in our credit agreement). Further, the impairment charge will not affect the decision for ultimate reactivation of these assets if market conditions improve to a level that justify the estimated reactivation costs.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES
     See Item 1.01 above which is incorporated herein by reference. The issuance of up to 22,321,425 shares of common stock by Purchasers in accordance with the Asset Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption under Section 4(2) of the Securities Act.

ITEM 7.01	REGULATION FD DISCLOSURE
     On February 11, 2011, the Company issued a press release announcing that the Purchasers had entered into the Asset Purchase Agreement with the Sellers. A copy of the Company’s press release is attached to this Current Report as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated February 11, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: February 11, 2011	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 11, 2011